UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 4, 2015 (June 1, 2015)

___________________

Terra Income Fund 6, Inc.

(Exact Name of Registrant as Specified in Charter)

___________________

Maryland	814-01136	46-2865244
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

805 Third Avenue, 8th Floor

New York, New York 10022

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 753-5100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2015, Terra Income Fund 6, Inc. (the “Company”) entered into a custody agreement (the “Custodian Agreement”) with U.S. Bank National Association (the “Custodian”) for the provision of custody services. Under the Custodian Agreement, the Company will pay the Custodian annual asset-based fees as follows: 2.00 basis points on the first $500,000,000 of assets and 1.50 basis points on the balance of the Company’s assets. The Company also will reimburse the Custodian for certain out-of-pocket expenses incurred on the Company’s behalf.

The information set forth above with respect to the Custodian Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Custodian Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Custody Agreement dated as of June 1, 2015 by and between the Company and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.

Date: June 4, 2015	By:	/s/ Bruce D. Batkin
Bruce D. Batkin
Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description

10.1	Custody Agreement dated as of June 1, 2015 by and between the Company and U.S. Bank National Association.

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